UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On May 18, 2009, President Obama announced a harmonized national program to regulate vehicle fuel economy and greenhouse gas emissions. Under the program, the Environmental Protection Agency (EPA) will set greenhouse gas standards for the 2012 – 2016 model years, and the National Highway Traffic Safety Administration (NHTSA) will set corporate average fuel economy standards that are harmonized to the EPA standards. The actual level of the standards will be the subject of rulemaking, but EPA has announced that it is considering proposing a fleet average GHG standard for the 2016 MY of 250 grams per mile of carbon dioxide, which corresponds to a fuel economy standard of 35.5 mpg. A Notice of Intent will be published by EPA and NHTSA describing an upcoming joint rulemaking to implement the national program. As part of the announcement of this national program, California agreed to make changes to its vehicle GHG program to harmonize its program with the new national program. The California program may begin with the 2009 MY if EPA approves California’s request for a waiver of federal preemption. California has now agreed to revise its program for the 2009 – 2011MYs in ways that will facilitate compliance by GM and other manufacturers during those model years. California will also revise its program to deem compliance with the national program as compliance with the California program for the 2012 – 2016MYs. These changes will also apply to states that have adopted the California program. GM and other parties have agreed to stay pending litigation over the California program after EPA and NHTSA issue the Notice of Intent, and to dismiss the litigation once California finalizes its program changes. General Motors Corporation (“GM”) issued the following statement in connection with President Obama’s announcement:

General Motors commends President Obama’s leadership to establish a harmonized National Program to improve vehicle fuel economy and lower greenhouse gas emissions.

Energy security and climate change are national priorities that require federal leadership and the President’s direction makes sense for the country and the industry. Harmonizing a variety of regulations will benefit consumers across America by getting cleaner, more efficient vehicles on the road quicker and more affordably. In turn, GM and the auto industry benefit by having more consistency and certainty to guide our product plans.

GM is fully committed to this new approach. As the President has previously said, all stakeholders must come together and act with a common purpose and sense of urgency to address the nation’s energy and environmental priorities. We agree and this collaborative spirit is reflected in our viability plan. Delivering innovation and solutions that will strengthen America’s energy security, economy and competitiveness are a central part of GM’s reinvention.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2009	GENERAL MOTORS CORPORATION (Registrant)

	By:	/s/ NICK S. CYPRUS
Nick S. Cyprus Controller and Chief Accounting Officer